As filed with the Securities and Exchange Commission on June 8, 2006

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0347963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1550 Liberty Ridge Drive, Suite 100
Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Triumph Group Inc. Amended and Restated Directors’ Stock Option Plan

(Full Title of the Plans)

Richard C. Ill
President and Chief Executive Offcer
1550 Liberty Ridge Drive, Suite 100
Wayne, Pennsylvania  19087

(Name and address of agent for service)

(610) 251-1000

(Telephone number, including area code, of agent for service)

with a copy to:

Edward D. Slevin, Esquire
Gerald J. Guarcini, Esqure
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103-7599
(215) 665-8500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share	75,000	$47.67(2)	$3,575,250	$382.55

(1)             This Registration Statement shall also cover an indeterminate number of additional shares of common stock of the Registrant which may become issuable under the director benefit plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transactions, effected as required by such plan.

(2)             Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Common Stock of the Registrant on June 6, 2006, as reported on the New York Stock Exchange.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Part I and Items 4 through 7 and 9 of Part II of the Triumph Group, Inc. Registration Statement on Form S-8 (File No. 333-81665) are incorporated by reference herein pursuant to Instruction E of Form S-8.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                          Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Triumph Group, Inc. (the “Company”) (File No. 001-12235) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”), are incorporated herein by reference:

(a)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006; and

(b)                                 Item 1 of the Company’s Registration Statement on Form 8-A12B, dated September 27, 1996, which incorporates by reference the description of the Company’s common stock under the heading “Description of Registrant’s Securities to be Registered” in the Company’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-10777), as amended by Amendment No. 1 to the Registration Statement, originally filed with the Commission on September 26, 1996.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                          Exhibits.

4.1	Triumph Group, Inc. Amended and Restated Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006).

4.3	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1/A, as amended (File No. 333-10777)).

5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

24	Power of Attorney (included in signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 8, 2006.

TRIUMPH GROUP, INC.

By	/s/ Richard C. Ill
Richard C. Ill,
President and Chief
Executive Officer

Each person whose signature appears below in so signing also makes, constitutes and appoints John R. Bartholdson and John B. Wright, II, his true and lawful attorney-in-fact, each with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Richard C. Ill	President and Chief Executive	June 8, 2006
Richard C. Ill	Officer and a Director (principal
executive officer)

/s/ John R. Bartholdson	Senior Vice President, Chief Financial Officer, Treasurer and a	June 8, 2006
John R. Bartholdsom	Director (principal financial officer)

/s/ Kevin E. Kindig	Vice President and Controller	June 8, 2006
Kevin E. Kindig	(principal accounting officer)

/s/ William O. Albertini	Director	June 8, 2006
William O. Albertini

/s/ Richard C. Gozon	Director	June 8, 2006
Richard C. Gozon

	Director	June 8, 2006
Claude F. Kronk

/s/ George Simpson	Director	June 8, 2006
George Simpson

/s/ Terry D. Stinson	Director	June 8, 2006
Terry D. Stinson

EXHIBIT INDEX

Number	Exhibit
4.1	Triumph Group, Inc. Amended and Restated Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006).

4.3	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1/A, as amended (File No. 333-10777)).

5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

24	Power of Attorney (included in signature page).